Exhibit 10.4

=========================================================================================================================================

FORM OF

OCTREOTIDE

CONTINGENT CASH CONSIDERATION AGREEMENT

by and between

ENDO PHARMACEUTICALS HOLDINGS INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

as

Paying Agent

___________

Dated as of [    ], 2009

___________

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TABLE OF CONTENTS

i

INDEX OF DEFINED TERMS

Agreement	1
Approval Compliance Certificate	4
Approval Deadline	4
Approval Milestone	4
Approval Milestone Date	4
Approval Non-Compliance Certificate	4
Approval Payment Amount	4
Board Resolution	7
Company	1
Co-Paying Agents	2
Determinations	6
Effective Time	1
FDA	4
Holder	2
Indevus	1
indevus Common Stock
Merger	1
Merger Agreement	1
Merger Sub	1
Notice of Objection	6
Octreotide CCCP	1
Offer	1
Paying Agent	1
Permitted Transfer	3
Surviving Person	8

ii

This OCTREOTIDE CONTINGENT CASH CONSIDERATION AGREEMENT (this "Agreement"), dated as of [  ], 2009, is entered into by and between Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Paying Agent (the "Paying Agent").

W I T N E S S E T H:

WHEREAS, the Company, [Merger Sub], a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Indevus Pharmaceuticals, Inc., a Delaware corporation ("Indevus") have entered into an Agreement and Plan of Merger, dated as of January 5, 2009 (as may be amended and restated from time to time, the "Merger Agreement"), pursuant to which, among other things, Merger Sub has commenced an offer (as it may be amended from time to time as permitted under the Merger Agreement, the ''Offer'') to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Indevus (the "Indevus Common Stock"), and, at the Effective Time (as defined in the Merger Agreement), Merger Sub will be merged (the "Merger") with and into Indevus, with Indevus continuing as the surviving corporation and as a wholly-owned subsidiary of the Company;

WHEREAS, the consideration to be paid for each share of Ipswich Common Stock by Merger Sub in the Offer and pursuant to the Merger Agreement includes contingent consideration payments as hereinafter described (each, an "Octreotide CCCP" and collectively, the "Octreotide CCCPs");

WHEREAS, each holder of Indevus Common Stock who tenders Indevus Common Stock in the Offer or who is entitled to receive the Merger Consideration (as defined in the Merger Agreement) will also receive one or more Octreotide CCCPs in consideration for such holder's shares of [IPSWICH] Common Stock in the amounts and subject to the terms and conditions set forth herein;

WHEREAS, all things necessary have been done to make the obligations of the Company hereunder the valid obligations of the Company, and to make this Agreement a valid agreement of the Company, in accordance with its terms;

WHEREAS, the Company desires the Paying Agent to act on behalf of the Company, and the Paying Agent is willing to make payments in satisfaction of the Company's obligations with respect to the Octreotide CCCPs as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Paying Agent hereby agree as follows:

Section 1.        Appointment of Paying Agent.  The Company hereby appoints American Stock Transfer & Trust Company as the Paying Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Paying Agent hereby accepts such appointment.  The Company may from time to time appoint additional paying agents ("Co-Paying Agent(s) ) as it may deem necessary or desirable. The Paying Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Paying Agents.  In the event of the appointment of a Co-Paying Agent pursuant to this Section 1, the Company shall cause such Co-Paying Agent to become vested with the same powers, rights, duties and responsibilities as if it had originally been named as Paying Agent.

Section 2.        No Certificates.  The Octreotide CCCPs shall not be evidenced by a certificate or other instrument.

Section 3.        Registration by the Paying Agent.

(a)           The Company and the Paying Agent may deem and treat the registered holder (the "Holder") of an Octreotide CCCP as the absolute owner thereof for all purposes, and neither the Company nor the Paying Agent shall be affected by any notice to the contrary.

(b)           The Company shall cause to be kept at the Paying Agent's principal office a register (the "Octreotide CCCP Register") in which the Paying Agent shall provide for the registration of the Octreotide CCCPs.  The Octreotide CCCPs shall be registered in the names and addresses of, and in the denomination as set forth in, the applicable letter of transmittal accompanying the shares of [IPSWICH] Common Stock surrendered by the holder thereof in connection with the Offer or the Merger pursuant to the Merger Agreement. A Holder may make a written request to the Paying Agent or the Company to change such Holder's address of record in the Octreotide CCCP Register.  The written request must be duly executed by the Holder.  Upon receipt of such written request by the Paying Agent or the Company, the Paying Agent shall promptly record the change of address in the Octreotide CCCP Register. The Paying Agent shall provide a copy of the Octreotide CCCP Register to the Company upon request.

Section 4.        Rights of Octreotide CCCP Holder.  Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of an Octreotide CCCP, the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights of any kind or nature whatsoever as a stockholder of the Company, either at law or in equity.  The rights of a Holder are limited to those expressed in this Agreement.

Section 5.        Non-transferability.  The Octreotide CCCPs and any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer (as defined herein) and, in the case of a Permitted Transfer, only in accordance with Section 6 hereof.  A "Permitted Transfer" shall mean (a) the transfer of any or all of the Octreotide CCCPs on death by will or intestacy; (b) transfer by instrument to an inter vivos or testamentary trust in which the Octreotide CCCPs are to be passed to beneficiaries upon the death of the trustee, (c) transfers made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (d) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; or (e) a transfer made by operation of law (such as a merger).

Section 6.        Transfer of Octreotide CCCPs.

(a)           Subject to the restrictions on transferability set forth in Section 5 hereof, the Paying Agent shall, from time to time, register the transfer of any outstanding Octreotide CCCPs upon the Octreotide CCCP Register, upon delivery to the Paying Agent of a written instrument or instruments of transfer and other requested documentation in form satisfactory to the Company and the Paying Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a recognized Signature Guarantee Medallion Program.  A request for a transfer of an Octreotide CCCP shall be accompanied by such documentation establishing satisfaction of the conditions set forth in Section 5 hereof as may be reasonably requested by the Company (including opinions of counsel, if appropriate).  Upon receipt of documentation reasonably satisfactory to the Company, the Company shall authorize the Paying Agent to permit the transfer of an Octreotide CCCP.  The Paying Agent shall not permit the transfer of an Octreotide CCCP until it is so authorized by the Company.  No transfer of an Octreotide CCCP shall be valid until registered in the Octreotide CCCP Register and any transfer not duly registered in the Octreotide CCCP Register will be void ab initio. All transfers of Octreotide CCCPs registered in the Octreotide CCCP Register shall be the valid obligations of the Company, representing the same rights to receive cash as the Octreotide CCCPs transferred then entitled such transferee to receive, and shall entitle the transferee to the same benefits and rights under this Agreement as those held by the transferor.

(b)           No service charge shall be made for any registration of transfer of Octreotide CCCPs[, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such registration of transfer.]  The Paying Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder of an Octreotide CCCP of applicable taxes and charges unless and until the Paying Agent is satisfied that all such taxes and/or charges have been paid.

Section 7.        Payment Procedures.

(a)           Within 5 business days following the occurrence of the Approval Milestone Date, the Company shall deliver to the Paying Agent (A) a certificate (the "Approval Compliance Certificate")certifying  that the Holders are entitled to receive the Approval Payment Amount and establishing a payment date with respect to the Approval Payment Amount that is within 5 business days of the issuance of such certificate and (B) an amount in cash equal to the aggregate Approval Payment Amount with respect to Octreotide CCCPs held by all Holders. Upon such payment, no further payment by the Company pursuant to this Agreement shall be required.

(b)           "Approval Milestone Date" shall mean the date on which the Company (or any of its subsidiaries) receives an approval letter from the U.S. Food and Drug Administration (the "FDA") with respect to its new drug application for Octreotide (as defined in the Merger Agreement), which approval letter grants the Company the right to market and sell Octreotide immediately for the treatment of acromegaly or carcinoid syndrome the "Approval Milestone")") ; provided, however, that, subject to Section 7(k) hereof, if the Approval Milestone Date does not occur on or before the fourth anniversary of the Offer Closing (the "Approval Deadline"), the Octreotide CCCPs will terminate and all rights thereunder and all rights in respect thereof under this Agreement shall cease.

(c)           "Approval Payment Amount" means an amount equal to $1.00 per Octreotide CCCP, without interest thereon, payable in cash.

(d)           If (A) prior to the delivery of an Approval Compliance Certificate, events or circumstances occur that cause the Company reasonably to believe that either or both of the Approval Milestone Date will not and cannot occur prior to the Approval Deadline or, (B) an approval of Octreotide is obtained but the Company determines that it does not meet the definition of an Approval, then within 30 days of the occurrence of such events or circumstances or determination, the Company shall deliver to the Paying Agent a certificate (the "Approval Non-Compliance Certificate") setting forth in reasonable detail the events and circumstances underlying its belief that delivery of such Non-Compliance Certificate is required.

(e)           On the payment date set forth in any Approval Compliance Certificate, the Paying Agent shall pay the applicable amount to each of the Holders (the amount to which each Holder is entitled to receive will be based on the number of Octreotide CCCPs held by such Holder as reflected on the Octreotide CCCP Register) by (i) check mailed to the address of each Holder as reflected in the Octreotide CCCP Register as of the close of business on the last business day prior to such Octreotide

CCCP Payment Date or (ii) with respect to Holders that are due Approval Payment Amounts in excess of $1,000,000 in the aggregate who have provided the Paying Agent with wire transfer instructions in writing, by wire transfer of immediately available funds to the account specified in such instructions. In addition to the notices required by Section 11 hereof, the Company shall cause the Paying Agent, on behalf of and at the expense of the Company, to mail with (or, in the case of payments made to Holders who have provided the paying agent with wire instructions, at the same time as) each payment made a copy of the Approval Compliance Certificate.  In addition, the Company shall post a copy of such Approval Compliance Certificate on its Internet website and issue a press release announcing the occurrence of the applicable milestone date.

(f)           Except as otherwise requested by any Holder, the Paying Agent shall (and the Company shall cause the Paying Agent to) promptly (and in no event later than five business days after receipt by the Paying Agent) send each Holder a copy of any Non-Compliance Certificate at such Holder's registered address.

(g)           The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each Approval Payment Amount otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made. .

(h)           The Paying Agent shall invest any cash held by it for payment to the Holders as directed by the Company on a daily basis.  Any interest and other income resulting from such investment shall promptly be paid to the Company.

(i)           Any cash that remains undistributed to the Holders of Octreotide CCCPs six months after the payment date set forth in any Approval Compliance Certificate shall be delivered to the Company, upon demand, and any Holders of Octreotide CCCPs who have not theretofore received cash in exchange for such Octreotide CCCPs shall thereafter look only to the Company for payment of their claim therefor. Notwithstanding any other provisions of this Agreement, any portion of the cash provided by the Company to the Paying Agent that remains unclaimed after termination of this Agreement in accordance with Section 15 hereof (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto.

(j)           The Paying Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Paying Agent from time to time with such numbers of copies of this Agreement as the Paying Agent may request.

(k)           Any Holder or Holders of at least 20% in the aggregate of the outstanding Octreotide CCCPs may, within 45 days of receipt of any Non-Compliance Certificate, deliver a written notice to the Paying Agent and the Company stating that such Holder or Holders object to (a "Notice of Objection") such Non-Compliance Certificate and setting forth in reasonable detail each of the objections to the events or circumstances described in the applicable Non-Compliance Certificate (collectively, the "Determinations"). If the Company does not agree with the objections to the applicable Non-Compliance Certificate in the Objection Certificate, the Determinations that are in dispute shall be resolved by the procedure set forth in Section 21, which decision shall be binding on the parties hereto and the Holders.  If no Notice of Objection is delivered to the Paying Agent within such 45 day period, the Approval Payment Amount shall not be due and payable to the Holders, and the Company and the Paying Agent shall have no further obligations with respect to the Approval Payment Amount.

Section 8.        Notices to the Company and Paying Agent.  Any notice or demand authorized by this Agreement to be given or made by the Paying Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Paying Agent is otherwise notified in accordance with this Section 8 by the Company), as follows:

[   ]
Fax No.:  [   ]
Attention: [   ]

and with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Fax No.: (212) 735-2000
Attention:       Eileen T. Nugent, Esq.

Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Paying Agent shall be sufficiently given when received by the Paying Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section 8 by the Paying Agent).

[   ]
Fax No.: [   ]
Attention: [   ]

Section 9.        Supplements and Amendments; Actions.

(a)           Without the consent of any Holders, the Company, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)           to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(ii)           to evidence the succession of another person as a successor Paying Agent and the assumption by any successor of the covenants and obligations of such Paying Agent herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(iii)           to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of Holders; provided that in each case, such provisions shall not adversely affect the rights of the Holders; or

(iv)           to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the rights of Holders.

(b)           Subject to Section 9(c) hereof, with the written consent of the Holders of not less than a majority of the then outstanding and unpaid Octreotide CCCPs delivered to the Company, the Company (when authorized by a Board Resolution (as defined below) may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provision of this Agreement, if such addition, elimination or change is in any way adverse to the rights of Holders. It shall not be necessary for any written consent of Holders under this Section 9(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such written consent shall approve the substance thereof. "Board Resolution" means a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Paying Agent.

(c)           The unanimous consent of each and every Holder affected shall be required for any amendment pursuant to which the amount of cash payable in consideration for the Octreotide CCCPs would be decreased.

(d)           Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 9, the Company shall mail by first class mail, postage prepaid, a notice thereof to the Holders at their addresses as they shall appear on the Octreotide CCCP Register, setting forth in general terms the substance of such amendment.

(e)           Upon the execution of any amendment in accordance with this Section 9, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

(f)           The Paying Agent shall be entitled to receive and shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

Section 10.      Enforcement of Rights of Holders.  Any actions seeking enforcement of the rights of Holders hereunder may be brought either by the Paying Agent or the Holders of a majority of outstanding  and unpaid Octreotide CCCPs.

Section 11.      Company May Consolidate, Etc.

(a)           The Company shall not consolidate with or merge into any other Person (as defined in the Merger Agreement) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i)                 The board of directors of the Company shall have determined that, following such transaction, such Person would reasonably be expected to be able to carry out the obligations of the Company hereunder;

(ii)                 the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety (the "Surviving Person") shall, by a supplemental contingent consideration payment agreement or other acknowledgment executed and delivered to the Paying Agent, expressly assume payment of amounts on all the Octreotide CCCPs and the performance of every duty, obligation liability and covenant of this Agreement on the part of the Company to be performed or observed in the manner prescribed herein; and

(iii)                 the Company has delivered to the Paying Agent a Certificate executed by the Chief Executive Officer of the Company, stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

             (b)          Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 11(a) hereof, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Octreotide CCCPs.

             (c)           In the event that (i) the Company shall enter into any definitive agreement with respect to a consolidation or merger (whether by proxy, tender offer or otherwise) involving the Company and for which approval of stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or a tender offer or exchange offer for shares of its common stock; or (ii) the Company shall file (or have filed against it) for the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give prompt written notice to the Paying Agent and shall cause the Paying Agent, on behalf of and at the expense of the Company to give to each Holder of an Octreotide CCCP at his, her or its address appearing on the Octreotide CCCP Register, at least 10 days prior to the applicable record date for such transaction, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is reasonably expected to become effective or consummated or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of the Company's common stock.  The failure by the Company or the Paying Agent to give such notice or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

             (d)           The provisions of this Section 11 shall apply to successive transactions.

Section 12.      Certain Rights of the Paying Agent.  The Paying Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Octreotide CCCPs, shall be bound:

(a)           The statements contained herein and in any notice delivered by the Company shall be taken as statements of the Company, and the Paying Agent assumes no responsibility for the correctness of any of the same except such as describe the Paying Agent or any action taken by it.  The Paying Agent assumes no responsibility with respect to the distribution of the Octreotide CCCPs except as herein otherwise provided.

(b)           The Paying Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement to be complied with by the Company.

(c)           The Paying Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

(d)           The Paying Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Paying Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(e)           Whenever in the performance of its duties under this Agreement the Paying Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Paying Agent; and such certificate shall be full authorization to the Paying Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(f)            The Company agrees to pay the Paying Agent reasonable compensation for all services rendered by the Paying Agent in the performance of its duties under this Agreement, to reimburse the Paying Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Paying Agent (including reasonable fees and expenses of the Paying Agent's counsel and agents) in the performance of its duties under this Agreement, and to indemnify the Paying Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Paying Agent in the performance of its duties under this Agreement, except as a result of the Paying Agent's negligence or bad faith.

(g)           The Paying Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Paying Agent with reasonable security and indemnity satisfactory to the Paying Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Paying Agent to take such action as the Paying Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement may be enforced by the Paying Agent, and any such action, suit or proceeding instituted by the Paying Agent shall be brought in its name as Paying Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(h)           The Paying Agent and any stockholder, director, officer or employee of the Paying Agent may buy, sell or deal in any other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Paying Agent under this Agreement or such director, officer or employee.  Nothing herein shall preclude the Paying Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as transfer agent or as a lender to the Company or an affiliate thereof.

(i)            The Paying Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof.  The Paying Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

(j)            The Paying Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(k)           The Paying Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Paying Agent) or in respect of the validity of any Octreotide CCCP.

(l)            The Paying Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer President, the Chief Financial Officer, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

Section 13.      Designation; Removal; Successor Paying Agent  The Paying Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company 30 days notice in writing.  The Company may remove the Paying Agent or any successor Paying Agent by giving to the Paying Agent or successor Paying Agent 30 days notice in writing.  If the Paying Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Paying Agent.  If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Paying Agent or by any Holder (whose name shall appear in the Octreotide CCCP Register), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Paying Agent.   Pending appointment of a successor Paying Agent, either by the Company or by such court, the duties of the Paying Agent shall be carried out by the Company.  Any successor Paying Agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as Paying Agent a combined capital and surplus of at least $10,000,000.  After appointment, the successor Paying Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Paying Agent without further act or deed; but the former Paying Agent shall deliver and transfer to the successor Paying Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.  In the event of such resignation or removal, the Company or the successor Paying Agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Paying Agent.  Failure to file any notice provided for in this Section 13, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Paying Agent or the appointment of the successor Paying Agent, as the case may be.

Section 14.      Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company, the Paying Agent or any Holder shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

Section 15.      Termination; Effect of Termination.

(a)           Subject to the resolution of any disputes in accordance with Sections 7(k) and 21 hereof, in the event that the Approval Milestone Date shall not have occurred on or prior to the Approval Deadline, this Agreement shall terminate at 5:00 p.m., New York City time, on the Approval Deadline.

(b)           In the event that the Approval Milestone Date shall have occurred prior to the Approval Deadline, this Agreement will terminate at 5:00 p.m., New York City time, on the payment date set forth in any certificate delivered pursuant to Section 7(a) hereof.

Section 16.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

Section 17.      Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Paying Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Paying Agent and the Holders.

Section 18.      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 19.      Headings.  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 20.      Additional Covenants.

 (a)            List of Holders.  The Company shall furnish or cause to be furnished to the Paying Agent (a) in such form as Company receives from its transfer agent (or other agent performing similar services for Company), the names and addresses of the Holders within five business days of the Effective Time, and (b) at such times as the Paying Agent may request in writing, within five business days after receipt by

Company of any such request, a list, in such form as the Company receives from its transfer agent (or other agent performing similar services for Company), of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.

 (b)           Ability To Make Prompt Payment.  Neither the Company nor any of its subsidiaries shall enter into any agreement that would restrict the Company's right to be able to promptly make or cause to be made payments to the Holders under this Agreement or otherwise restrict the Company's ability to fund or cause to be funded such payments.

Section 21.      Negotiation; Arbitration.

(a)           Prior to any arbitration pursuant to Section 21(b) hereof, the Company, the Paying Agent and any Holder or Holders of at least 20% in the aggregate of the outstanding Octreotide CCCPs shall negotiate in good faith for a period of 30 days to resolve any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof.

(b)           After expiration of the 30-day period contemplated by Section 21(a) hereof, such controversy or claim, including any claims for breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company, the Paying Agent and any Holder or Holders of at least 20% in the aggregate of the outstanding Octreotide CCCPs may initiate an arbitration for any matter relating to this Agreement. The number of arbitrators shall be three. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within 15 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. The place of the arbitration shall be New York, New York, and the arbitration shall be conducted in such a manner so that the written opinion of the arbitrators is given with 180 days after the arbitrators are selected. The arbitrators shall be lawyers or retired judges with experience in the life sciences industry and with mergers and acquisitions. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.  All fees and expenses incurred in connection with any arbitration, including the costs and expenses billed by the arbitrators in connection with the performance of their duties described herein shall be paid by the party or parties against whom the arbitrators rule.

Any award payable in favor of the Holder or Paying Agent as a result of arbitration shall be distributed to the Holders on a pro rata basis, based on the number of Octreotide CCCPs held by each Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                    [PARENT]

                    By: _____________________________________
                    Name:
                    Title:

                    [PAYING AGENT]

                    as Paying Agent

                    By: _
                    Name:
                    Title: